Exhibit 1.3

Up to 34,500,000 Shares

(Subject to increase to up to 39,675,000 shares)

NB BANCORP, INC.

(a Maryland corporation)

Common Stock

(par value $0.01 per share)

AGENCY AGREEMENT

August [__], 2023

Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

NB Bancorp, Inc., a newly formed Maryland corporation (the “Company”), NB Financial, Inc., a Massachusetts corporation and “mid-tier” holding company (the “Mid-Tier”), NB Financial, MHC, a Massachusetts-chartered mutual holding company (the “MHC”), and Needham Bank, a Massachusetts-chartered stock co-operative bank (the “Bank” and collectively with the Company, the Mid-Tier and the MHC, the “Primary Parties”), hereby confirm their agreement with Piper Sandler & Co. (“PSC” or the “Agent”) with respect to the offer and sale by the Company of up to 34,500,000 shares (subject to increase up to 39,675,000 shares) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company in the Offerings (as hereinafter defined) are hereinafter called the “Securities.” In addition, the Company expects to contribute 4.0% of its outstanding shares of Common Stock after the Offerings and $2.0 million in cash to a charitable foundation (the “Foundation”) that the Company is establishing in connection with the Conversion (as hereinafter defined), such shares hereinafter being referred to as the “Foundation Shares.”

The Securities are being offered for sale, and the Foundation Shares are being contributed, in accordance with the Plan of Conversion (the “Plan”) adopted by the Boards of Directors of the MHC, the Mid-Tier and the Bank. Pursuant to the Plan, the Conversion, as defined below, is to be effectuated as follows, or in any other manner that is consistent with the purposes of the Plan and applicable laws and regulations. The Mid-Tier will establish the Company as a first-tier stock holding company subsidiary. The MHC will merge with and into the Mid-Tier with the Mid-Tier as the resulting entity (the “MHC Merger”). As part of the MHC Merger, shares of Mid-Tier common stock held by the MHC will be canceled and all persons holding liquidation rights in the MHC will constructively receive liquidation rights in the Mid-Tier in exchange for their liquidation rights in the MHC. Immediately after the MHC Merger, the Mid-Tier will merge with the Company, with the Company as the resulting entity (the “Mid-Tier Merger”), whereby the Bank will become the wholly owned subsidiary of the Company. As part of the Mid-Tier Merger, the liquidation rights held by persons in the Mid-Tier pursuant to the MHC Merger will automatically, without further action on the part of such persons, be exchanged for an interest in the Company liquidation account. Immediately after the Mid-Tier Merger, the Company will offer for sale shares of the Securities. The Company will contribute at least 50% of the net proceeds from the Offerings to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank liquidation account.

Pursuant to the Plan, the Company will offer rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”) to: (i) certain depositors of the Bank; (ii) the Bank’s tax qualified employee benefit plans, including the employee stock ownership plan being established in connection with the Conversion (the “ESOP”), and the Needham Bank 401(k) Plan (collectively with the ESOP, the “Employee Plans”); and (iii) employees, officers, directors, and corporators of the Primary Parties who are not eligible under clause (i) of this sentence. To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public in a community offering (the “Community Offering”), with preference given first to persons who are natural persons and trusts of natural persons who are residents of the Local Community, as defined in the Plan, and finally to other members of the general public. The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the “Subscription and Community Offering,” may be commenced concurrently with, during or after the Subscription Offering. It is currently anticipated that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the “Syndicated Community Offering”). The Subscription and Community Offering, and the Syndicated Community Offering are hereinafter referred to collectively as the “Offerings.”

The conversion of the MHC from mutual to stock holding company form, the formation of the Company, and the related mergers, the acquisition of the capital stock of the Bank by the Company, the establishment of the Foundation, the Offerings and the contribution of the Foundation Shares are hereinafter referred to collectively as the “Conversion.” It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-272567), including a related prospectus, for the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), as well as the preliminary prospectus, if any, as defined in Rule 430A of the Securities Act Regulations contained in a post-effective amendment to the Registration Statement, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Offerings that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering and, if necessary, will deliver copies of the Prospectus and a prospectus supplement for use in a Syndicated Community Offering, if any. Such prospectus contains information with respect to the Bank, the Mid-Tier, the Company, the MHC and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a)            The Primary Parties jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)            The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent or its counsel expressly for use in the Registration Statement or Prospectus, which the Primary Parties agree consists solely of the Agent Information (as hereinafter defined) described as such in Section 6(a) hereof.

(ii)            At the time of filing the Registration Statement relating to the offering of the Securities and as of the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Securities at the time it was required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, it has retained such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and, if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii)            As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information described in Section 6(a) hereof. As used in this paragraph and elsewhere in this Agreement:

1.            “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

2.            “Statutory Prospectus,” as of any time, means the Prospectus relating to the Securities that is included in the Registration Statement relating to the Securities immediately prior to the relevant Applicable Time, including any document incorporated by reference therein.

3.            “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the Securities Act Regulations, relating to the Securities. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act, without regard to Rule 172 or Rule 173 of the Securities Act Regulations.

4.            “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.            “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

6.            “Permitted Free Writing Prospectus” means any free writing prospectus consented to by the Company and the Agent.

(iv)            Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offering of the Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus materially conflicted, conflicts or would conflict with the information contained in the Registration Statement relating to the offering of the Securities or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Agent Information furnished to the Company by the Agent expressly for use therein.

(v)            The Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the offer and sale of the Securities.

(vi)            The Plan has been duly adopted by the Boards of Directors of each of the Primary Parties and such adoption has not since been rescinded or revoked.

(vii)            In accordance with the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the regulations (the “FRB Regulations”) of the Board of Governors of the Federal Reserve System (the “FRB”), the Company has filed an application on Form FR Y-3 for approval of its acquisition of the Bank (the “Holding Company Application”) and has filed such amendments and supplements thereto as may have been required by the FRB. The Holding Company Application was at the time it was filed, and is, accurate and complete in all material respects. The Company has published any required notice of its filing of the Holding Company Application. The Company has received written notice from the FRB of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the FRB. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of the BHCA and the FRB Regulations, except to the extent that the FRB has expressly waived such regulations in writing.

(viii)            The MHC has filed with the FRB an Application for Conversion (the “FRB Application”), and such amendments and supplements thereto as may have been required by the FRB. The FRB Application was at the time it was filed, and is, accurate and complete in all material respects. The MHC has published any required notice of its filing of the FRB Application. The MHC has received written notice from the FRB of its approval of the Conversion, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the FRB. At the date of such approval, the FRB Application complied in all material respects with the applicable provisions of the FRB Regulations, except to the extent that the FRB has expressly waived its regulations in writing. At the time of the FRB’s approval of the FRB Application and at all times subsequent thereto through the Closing Date, the Primary Parties have complied in all material respects with all then applicable commitments made in writing by them in connection with receipt of the FRB’s approval of the Holding Company Application and the FRB Application (the “FRB Commitments”). The approval of the Holding Company Application and the FRB Application are the only approvals required by the FRB in connection with the Conversion.

(ix)            The MHC has filed with the Massachusetts Division of Banks (the “Division”), in accordance with all applicable provisions of Massachusetts General Laws and the rules and regulations of the Division (“Massachusetts Banking Law”), an Application for Conversion (the “Massachusetts Application”), and such amendments and supplements thereto as may have been required by the Division. The Massachusetts Application was at the time it was filed, and is, accurate and complete in all material respects. The Company has published any required notice of its filing of the Massachusetts Application. The MHC has received written notice from the Division of its approval of the Conversion, such approval remains in full force and effect and no order has been issued by the Division suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the Division. At the date of such approval, the Massachusetts Application complied in all material respects with the applicable provisions of Massachusetts Banking Law, except to the extent that the Division has expressly waived its regulations in writing. At the time of the Division’s approval of the Massachusetts Application and at all times subsequent thereto through the Closing Date, the Primary Parties have complied in all material respects with any then applicable commitments made in writing by them in connection with receipt of the Division’s approval of the Massachusetts Application (the “Massachusetts Commitments”).

(x)            The Prospectus and the Notice and Information Statement for the special meeting of members of the MHC to approve the Plan (the “Information Statement”) included as part of the Massachusetts Application, have been approved for use by the Division and, to the extent required, by the FRB, such approvals remain in full force and effect, and no order has been issued by the Division or the FRB suspending or revoking such approvals and no proceedings therefor have been initiated or, to the knowledge of the Primary Parties, threatened by the Division or the FRB.

(xi)            None of the Commission, the FRB, the Division or any state securities “Blue Sky” authority, if applicable, has by order or otherwise, prevented or suspended the use of the Prospectus, the Information Statement, or any supplemental sales literature or supplemental solicitation literature authorized by any of the Primary Parties for use in connection with the Offerings, and no actions or proceedings for such purposes are pending or, to the knowledge of any of the Primary Parties, threatened.

(xii)            At the Closing Time referred to in Section 2 hereof, the Primary Parties will have completed the conditions precedent to the Conversion in accordance with the Plan, Massachusetts Banking Law, Massachusetts Commitments, FRB Regulations and the FRB Commitments and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Primary Parties by the FRB and/or the Division, or any other regulatory authority, other than those that the regulatory authority or applicable law or regulation permits to be completed after the Conversion or that has been waived thereby. The Conversion and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

(xiii)            RP Financial, LC. (the “Appraiser”), which prepared the valuation of the pro forma market value of the Common Stock as part of the Conversion, has advised the Primary Parties in writing that it satisfies all requirements for an appraiser set forth in the FRB Regulations and Massachusetts Banking Law and any interpretations or guidelines issued by the FRB or the Division or their respective staff with respect thereto and that it has not been advised by the FRB or the Division that it is not so qualified to prepare such valuation.

(xiv)            Elliott Davis, LLC, the accountants who audited the consolidated financial statements of the MHC for the two-year period ended December 31, 2022 included in the Registration Statement, has advised the Primary Parties in writing that they are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants (the “AICPA”), that they are registered with the Public Company Accounting Oversight Board (“PCAOB”) and such accountants are, with respect to the Mid-Tier, the Company and the Bank, independent certified public accountants as required by the Securities Act and the Securities Act Regulations.

(xv)            The only direct subsidiary of the MHC is the Mid-Tier. The only direct subsidiary of the Mid-Tier is the Bank. As of the date hereof, the Company has no subsidiaries; upon completion of the Conversion, the only direct subsidiary of the Company will be the Bank. The only direct subsidiaries of the Bank are listed on Exhibit A hereto (the “Subsidiaries”). Except for the Subsidiaries, none of the MHC, the Mid-Tier, the Company or the Bank, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. None of the MHC, the Mid-Tier or the Company conduct any business other than indirectly through the Bank and the Subsidiaries.

(xvi)            The consolidated financial statements and the related notes thereto included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the MHC and its Subsidiaries at the dates indicated and the statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the FRB Regulations; except as otherwise stated in the Registration Statement, the Prospectus and the General Disclosure Package, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis and present fairly the information required to be stated therein except as noted therein. The other financial, statistical and pro forma information and related notes included in the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xvii)            Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein: (A) there has been no material adverse change in the financial condition, results of operations, business affairs, management or prospects of the Primary Parties and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Effect”), (B) except for transactions specifically referred to or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package, there have been no transactions entered into by the Primary Parties or the Subsidiaries, other than those in the ordinary course of business substantially consistent with past practice, which are material with respect to the Primary Parties, (C) the capitalization, liabilities, assets, properties and business of Primary Parties conform in all material respects to the descriptions contained in the Prospectus and the General Disclosure Package and none of the Primary Parties or the Subsidiaries has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package and (D) none of Primary Parties or the Subsidiaries has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except (i) borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package, and (ii) issuance by the Company of 100 shares of its Common Stock to the Mid-Tier in connection with its formation, which shares will be cancelled prior to the Closing Time.

(xviii)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Upon completion of the Conversion, the Company will be a registered bank holding company under the BHCA.

(xix)            Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus and the General Disclosure Package under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the General Disclosure Package); except as set forth elsewhere in this Agreement, except for 100 shares of Common Stock issued and outstanding as of the date hereof, all of which are beneficially owned and of record by the Mid-Tier (the “Mid-Tier Shares”) free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim, no shares of Common Stock will be issued and outstanding prior to the Closing Time referenced in Section 2 hereof; as of the date hereof, the Mid-Tier Shares have been, and at the time of the Offerings, the Mid-Tier Shares, and the Securities will have been, duly authorized for issuance and when issued and delivered by the Company pursuant to the Plan, and in the case of the Securities, against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, and in the case of the Foundation Shares, when contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; the certificates and/or book entries, as applicable, representing the shares of Common Stock will conform in all material respects to the requirements of applicable law and regulations; and the issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights except for subscription rights granted under the Plan in accordance with the FRB Regulations.

(xx)            The MHC has been duly organized and is validly existing as a Massachusetts-chartered mutual holding company with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby; the MHC is duly qualified to transact business and is in good standing under the laws of the Commonwealth of Massachusetts. The MHC conducts business exclusively in the Commonwealth of Massachusetts and is not required to qualify in any other jurisdiction. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business. The MHC has no capital stock. The MHC does not own, directly or indirectly, any equity securities or any equity interest in any business enterprise except its direct ownership interest in the common stock of the Mid-Tier, and its indirect ownership of common stock of the Company, the Bank and the Subsidiaries, and except as described in the Prospectus.

(xxi)            The Mid-Tier has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Mid-Tier is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. The Mid-Tier has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Mid-Tier is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operations of its business. The authorized capital stock of the Mid-Tier consists of 275,000 shares of common stock, no par value, of which, on the date hereof, 1,000 shares are outstanding and held by the MHC. The outstanding shares of Mid-Tier common stock have been duly and validly issued and are fully paid and nonassessable, and the outstanding shares of Mid-Tier common stock owned by the MHC are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

(xxii)            The Bank has been duly organized and is validly existing as a Massachusetts-chartered co-operative bank in stock form with full corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. The Bank and the Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses and as described in the Prospectus and the General Disclosure Package, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect. All such licenses, permits and other governmental authorizations are in full force and effect and the Bank and the Subsidiaries are in all material respects in compliance therewith. None of the Primary Parties or the Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. Each of the Bank and the Subsidiaries is duly qualified to transact business and is in good standing under the laws of its jurisdiction of organization and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(xxiii)            The Bank is a member in good standing of the Federal Home Loan Bank of Boston. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the applicable limits, and the deposit accounts of the Bank are insured in excess of FDIC limits by the Massachusetts Depositors Insurance Fund.

(xxiv)            The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”); 100 shares of Common Stock and no shares of Company Preferred Stock have been issued and will be outstanding prior to the Closing Time. The authorized capital stock of the Bank consists of 1,000 shares of common stock, par value $1.00 per share (“Bank Common Stock”) and 500 shares of preferred stock, par value $1.00 per share. As of the date hereof, 1,000 shares of Bank Common Stock are issued and outstanding, all of which are beneficially owned and of record by the Mid-Tier, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. The certificate representing the shares of the Bank Common Stock conforms in all material respects with the requirements of applicable laws and regulations.

(i)            The Primary Parties have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of the Primary Parties, and assuming due execution by the Agent, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws and the availability of equitable remedies.

(ii)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Primary Parties will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package or (B) entered into any transaction or series of transactions which is material in light of the business of the Primary Parties, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business consistent with past practice.

(iii)            No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, the issuance of the Securities or the consummation of the Conversion that has not been obtained or will be obtained prior to the Closing Time, and a copy of which has been delivered to the Agent, except as may be required under the “blue sky” or state securities laws of various jurisdictions.

(iv)            None of the Primary Parties or any of the Subsidiaries is in violation of their respective organization certificate, articles of organization, articles of incorporation or bylaws; and none of the Primary Parties or any of the Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Primary Parties or any of the Subsidiaries is a party or by which it or either of them may be bound, or to which any of the property or assets of the Primary Parties or any of the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no contracts or documents of the Primary Parties or any of the Subsidiaries that are required to be filed as exhibits to the Registration Statement, the Holding Company Application, the FRB Application, or the Massachusetts Application that have not been so filed or described.

(v)            The Conversion and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Primary Parties and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Primary Parties pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Primary Parties is a party or by which it or either of them may be bound, or to which any of the property or assets of any of the Primary Parties is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of the respective organization certificate, articles of incorporation or bylaws of the Primary Parties, or any applicable law, administrative regulation or administrative or court decree.

(vi)            No labor dispute with the employees of the Primary Parties exists or, to the knowledge of the Company or the Bank, is imminent or threatened; and the Primary Parties are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any Material Adverse Effect.

(vii)            Each of the Primary Parties and the Subsidiaries has good and marketable title to all properties and assets for which ownership is material to the business of the Primary Parties or the Subsidiaries and to those properties and assets described in the Prospectus and the General Disclosure Package as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus and the General Disclosure Package; and all of the leases and subleases material to the business of the Primary Parties or the Subsidiaries under which the Primary Parties or the Subsidiaries hold properties, including those described in the Prospectus and the General Disclosure Package, are valid and binding agreements of the Primary Parties or the Subsidiaries, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws and availability of equitable remedies.

(viii)            None of the Primary Parties or the Subsidiaries is in violation of any order or directive from the FRB, the Division, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; and the Primary Parties and the Subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the Division, the FDIC and the Commission). None of the Primary Parties or any of the Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Primary Parties or any of the Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the Bank or any of the Subsidiaries that, in the reasonable judgment of the Company, the MHC, the Mid-Tier or the Bank, is expected to result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Conversion or the performance of this Agreement; neither the Company, the MHC, the Mid-Tier nor the Bank has received from any Regulatory Agency any order or direction (whether written or oral) to make any material change in the method of conducting its business with which it has not complied (and each such order or direction, if any, has been disclosed in writing to the Agent to the extent permitted by applicable law or regulation). As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Primary Parties or any of the Subsidiaries.

(ix)            Except as would not have a Material Adverse Effect, the Primary Parties (i) own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Primary Parties’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Primary Parties have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Primary Parties, the Intellectual Property of the Primary Parties is not being infringed, misappropriated or otherwise violated by any person.

(x)            The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Primary Parties are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Primary Parties as currently conducted and, to the knowledge of the Primary Parties, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not have a Material Adverse Effect. The Primary Parties have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Primary Parties are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xi)            There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Primary Parties, threatened, against or affecting the Primary Parties or any of the Subsidiaries that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Offerings; all pending legal or governmental proceedings to which the Primary Parties or any of the Subsidiaries is a party or to which any of their respective property or assets are subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are considered in the aggregate not material.

(xii)            The Primary Parties have obtained an opinion of their counsel, Luse Gorman, PC, with respect to the legality of the Securities and the Foundation Shares to be issued and the federal income tax consequences of the Conversion and have obtained an opinion of Wolf & Company, P.C., with respect to the Massachusetts tax consequence of the Conversion, a copy of each of which is filed as an exhibit to the Registration Statement; all material aspects of the afore said opinions are accurately summarized in the Prospectus and the General Disclosure Package; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and none of the Primary Parties has taken or will take any action inconsistent therewith.

(xiii)            The Company and the Bank are not, and upon completion of the Conversion and the Offerings and sale of the Securities and the application of the net proceeds therefrom will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xiv)            All of the loans represented as assets on the most recent consolidated financial statements or selected financial information of the MHC and on the financial statements included in the Prospectus and the General Disclosure Package meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(xv)            To the knowledge of the Primary Parties, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase Securities in an amount up to 8.0% of the aggregate amount of Common Stock that will be sold in the Offerings, including the Foundation Shares, none of the Company, the Bank or their employees has made any payment of funds of the Primary Parties as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xvi)            Each of the Primary Parties and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xvii)            The Primary Parties and the Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the knowledge of the Company and the Bank, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority.

(xviii)            None of the Primary Parties or any Subsidiary, nor any properties owned or operated by the Company, the Bank or any Subsidiary, is in material violation of or liable under any Environmental Law (as hereinafter defined). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Primary Parties, threatened, relating to the liability of any property owned or operated by the Primary Parties or any Subsidiary under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xix)            The Primary Parties and each Subsidiary have filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Primary Parties have no knowledge of any tax deficiency that has been asserted or could be asserted against the Primary Parties or any Subsidiary.

(xx)            The Company has submitted or will have submitted prior to Closing all notices required to consummate the Conversion and to have the Securities listed on the Nasdaq Stock Market effective as of the Closing Time referred to in Section 2 hereof.

(xxi)            At or prior to the Closing Time, the Company will have filed a Form 8-A for the Securities to be registered under Section 12(b) of the Exchange Act (the “Exchange Act Registration Statement”).

(xxii)            Except as previously disclosed, there are no affiliations or associations (as such terms are defined by the Financial Industry Regulatory Authority (“FINRA”)) between any member of FINRA and any of the Company’s, the MHC’s, the Mid-Tier’s or the Bank’s officers or directors. None of the Company, the MHC, the Mid-Tier or the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business, as described in the Prospectus and the General Disclosure Package and shares of Common Stock issued in connection with the formation of the Company); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial management consulting agreement except as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the Offerings, and no person is being compensated in any manner for such services.

(xxiii)            The Primary Parties and each Subsidiary carries, or is covered by, and the Company will carry, or be covered by, prior to Closing, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

(xxiv)            The MHC, the Mid-Tier, the Company, and the Bank have not relied on the Agent or its counsel for any legal, tax or accounting advice in connection with the Offerings.

(xxv)            The records of eligible account holders and supplemental eligible account holders, if any are accurate and complete in all material respects.

(xxvi)            The Primary Parties and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Primary Parties or any Subsidiary, respectively, would have any liability; each of the Primary Parties and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Primary Parties and any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xxvii)            The Company will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act and the Nasdaq corporate governance rules that will become applicable to it in the future after Closing.

(xxviii)            No forward-looking statement (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. Any statistical and market related data contained in any Issuer-Represented Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Primary Parties believe were reliable and accurate at the time they were filed with the Commission.

(xxix)            All of the information, as may have been updated or amended, provided to the Agent or to counsel for the Agent by the Primary Parties and their respective officers, and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 and 5121 is true, complete and correct.

(xxx)            None of the Primary Parties or any of their affiliates do business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes. For purposes of this subsection, “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, the MHC, the Mid-Tier or the Bank.

(xxxi)            None of the Primary Parties or any of the Subsidiaries, nor any director, officer, employee or, to the knowledge of the Primary Parties, any agent or affiliate thereof is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or relevant sanctioning authority; (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and (c) the Company will not, directly or indirectly, use the proceeds of the Offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or relevant sanctioning authority.

(xxxii)            None of the Primary Parties or any of the Subsidiaries nor any director, officer or employee of the Primary Parties or any of the Subsidiaries nor, to the knowledge of the Primary Parties, any agent, affiliate or other person associated with or acting on behalf of the Primary Parties or any of the Subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Primary Parties and the Subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiii)            The Company has established or will establish and maintain prior to Closing Time disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) have been (or will be) evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s annual or quarterly report filled with the Commission subsequent to Closing Time and (iii) are or will be effective in all material respects to perform the functions for which they were established. There (i) are not any significant deficiencies in the design or operation of internal controls that could adversely affect the Bank’s ability to record, process, summarize, and report financial data or (ii) has not been any fraud, whether or not material, which involves management or other employees who have a significant role in the Mid-Tier’s internal controls. Since December 31, 2022, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxiv)            Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(A)            The Primary Parties and each Subsidiary have complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Primary Parties and each Subsidiary have satisfied, (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Primary Parties and each Subsidiary and any Agency, Loan Investor or Insurer (as such terms are hereinafter defined), (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(B)            No Agency, Loan Investor or Insurer has (i) claimed in writing that the MHC, the Mid-Tier, the Company, the Bank or any Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the MHC, the Mid-Tier, the Company, the Bank or any Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the MHC, the Mid-Tier, the Company, the Bank or any Subsidiary or (iii) indicated in writing to the MHC, the Mid-Tier, the Company, the Bank or any Subsidiary that it has terminated or intends to terminate its relationship with the MHC, the Mid-Tier, the Company, the Bank or any Subsidiary for poor performance, poor loan quality or concern with respect to the MHC’s, the Mid-Tier’s, the Company’s, the Bank’s or any Subsidiary’s compliance with laws.

For purposes of hereof (X) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Development Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the MHC, the Mid-Tier, the Company, the Bank or any Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (Y) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the MHC, the Mid-Tier, the Company, the Bank or any Subsidiary or a security backed by or representing an interest in any such mortgage loan; and (Z) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the MHC, the Mid-Tier, the Company, the Bank or any Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(xxxv)            Except as described in the Prospectus and the General Disclosure Package, there are no contractual encumbrances or contractual restrictions or regulatory restrictions on the ability (i) of the Mid-Tier, the Company or the Bank to pay dividends or to make any other distributions on the Company’s, the Mid-Tier’s or the Bank’s capital stock or (ii) of the MHC, the Mid-Tier, the Company or the Bank (A) to collect any indebtedness owed to the MHC, the Mid-Tier, the Company or the Bank, (B) to make any loans or advances to, or investments in, the MHC, the Mid-Tier, the Company or the Bank, subject to applicable law and regulation, or (C) to transfer any of its property or assets to the MHC, the Mid-Tier, the Company or the Bank.

(xxxvi)            The Bank has, in all material respects, properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law and regulations. Neither the Bank nor, to the knowledge of the Primary Parties, any director, officer or employee of the Bank has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(xxxvii)            From the time of submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act. None of the Primary Parties (i) has alone engaged in any Testing-the-Waters Communications or (ii) authorized anyone (including the Agent) to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of Securities Act or Rule 163B of the Securities Act Regulations.

(xxxviii)            The Foundation has been duly authorized and incorporated and is validly existing as a non-stock, non-profit corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of 12 C.F.R. Section 225.2(c) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those obtained from the Division and the FRB; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral, between the Primary Parties on the one hand and the Foundation, on the other, with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the Closing Time, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered under the Securities Act pursuant to the Registration Statement.

(b)            Any certificate signed by any officer of the MHC, the Mid-Tier, the Company or the Bank and delivered to the Agent or counsel for the Agent shall be deemed a representation and warranty by the MHC, the Mid-Tier, the Company or the Bank to the Agent and, for purposes of the opinions to be delivered to the Agent pursuant to Sections 5(b)(1) and 5(b)(2) hereof, to the counsel for the Company and the Agent, respectively, as to matters covered thereby.

SECTION 2. APPOINTMENT OF AGENT; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints PSC (i) as its exclusive marketing agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for the Securities, in the Subscription and Community Offering; and (ii) as sole book-running manager in connection with the solicitation of purchase orders for the Securities in the Syndicated Community Offering, if applicable. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, PSC accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in the Subscription and Community Offering and in any Syndicated Community Offering in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.

The services to be rendered pursuant to this appointment include the following: (i) advising as to the marketing implications of the Plan; (ii) reviewing with the Board of Directors the financial impact of the Offerings, based upon the Appraiser’s appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Primary Parties and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company’s and the Bank’s management in scheduling and preparing for discussions or meetings with potential investors and/or other broker-dealers in connection with the Offerings; and (vi) providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earlier of (i) forty-five (45) days after the last day of the Subscription Offering and, if held, the Community Offering, unless the Company and the Agent agree in writing to extend such period and any applicable regulator, if required, agrees to extend the period of time in which the Securities may be sold, (ii) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (iii) the completion of the Syndicated Community Offering, if applicable.

If any of the Securities remain available after the expiration of the Subscription Offering and, if held, the Community Offering, at the request of the Company and the Bank, the Agent will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis in a Syndicated Community Offering. PSC will serve as sole book-running manager of any Syndicated Community Offering. The Agent will endeavor to distribute the Securities among the Selected Dealers or selected underwriters, as applicable, in a fashion that best meets the distribution objectives of the Company and the Bank and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers or selected underwriters, as applicable. It is understood that in no event shall the Agent be obligated to act as a Selected Dealer to enter into an underwriting agreement or to take or purchase any Securities except pursuant to the underwriting agreement.

This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the Primary Parties and PSC relating to a firm commitment underwriting of the Securities or any securities of the Company.

In the event the Company is unable to sell at least the minimum amount of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund promptly to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus and the General Disclosure Package, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for promptly placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made by the Company prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the minimum amount of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities or statements reflecting book entry ownership of such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Luse Gorman, PC, at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. Certificates or statements reflecting book-entry ownership of Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates or statements reflecting book-entry ownership of Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 24 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive:

(a)            as compensation for its marketing agent services in the Subscription and Community Offerings, a fee of 1.35% of the aggregate purchase price of all Securities sold in the Subscription Offering and 3.0% of the aggregate purchase price of all Securities sold in the Community Offering, excluding in each case Securities purchased by or on behalf of (i) any employee benefit plan or trust of the Company or the Bank established for the benefit of their directors, officers and employees, (ii) any director, officer or employee of the Company or Bank or members of their immediate families (which term shall mean parents, spouse, children and grandchildren), whether directly or through a personal trust and (iii) shares issued to the Foundation, as to which no fee shall be payable.

(b)            with respect to any Securities sold in the Syndicated Community Offering, an aggregate fee of 5.0% of the aggregate purchase price of Securities sold in the Syndicated Community Offering.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Offerings are terminated by the Company, no fee shall be payable by the Company to the Agent; provided, however, that the Company shall reimburse the Agent in accordance with the provisions of Section 4 hereof for all of its reasonable out-of-pocket expenses, up to $125,000. In addition, the Company shall be obligated to pay the other fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination. In addition, the Agent will receive a fee of $85,000, and will be reimbursed for reasonable expenses in an amount not to exceed $35,000, for certain records management agent services set forth in the letters dated March 20, 2023 by and among the Agent, the Mid-Tier, the MHC and the Bank.

All fees payable to the Agent hereunder shall be payable in immediately available funds at the Closing Time, or upon the termination of this Agreement, as the case may be.

SECTION 3. COVENANTS OF THE MHC, THE MID-TIER, THE COMPANY AND THE BANK. The MHC, the Mid-Tier, the Company and the Bank jointly and severally covenant with the Agent as follows:

(a)            The MHC, the Mid-Tier, the Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Holding Company Application, the FRB Application, the Massachusetts Application, and the Information Statement as may hereafter be required by the Securities Act Regulations, the FRB Regulations or Massachusetts Banking Law or by the Division, the SEC or the FRB, or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering or in the event of a Syndicated Community Offering, the Company and the Bank will (i) promptly prepare and file with the Commission, if required, a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution, including the Syndicated Community Offering, if any, and any revised pricing information or (ii) if no such post-effective amendment is required, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Primary Parties will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the, the Information Statement, the Holding Company Application, the FRB Application or the Massachusetts Application, (ii) of the receipt of any comments from the FRB, the Division or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission, the FRB or the Division for any amendment to the Registration Statement, the Information Statement, the Holding Company Application, the FRB Application or the Massachusetts Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the FRB of any order suspending its approval of the Holding Company Application or the FRB Application or the initiation of any proceedings for that purpose, (v) of the issuance by the Division of any order suspending its approval of the Massachusetts Application or the initiation of any proceedings for that purpose, (vi) of the issuance by the Commission, the FRB or the Division of an order suspending the Offerings or the use of the Prospectus, the Information Statement, or any Issuer-Represented Free Writing Prospectus or the initiation or threatened initiation of such proceedings, (vii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (viii) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC, the Mid-Tier and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            The Company represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus or that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act without regard to Rule 172 or 173. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus materially conflicted or would materially conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information.

(c)            The Primary Parties will give the Agent notice of their intention to file or prepare any amendment to the Holding Company Application, the FRB Application, the Massachusetts Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with any Syndicated Community Offering that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), the Information Statement, will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may reasonably object.

(d)            The Primary Parties will deliver to the Agent as many signed copies and as many conformed copies of the Holding Company Application, the FRB Application, the Massachusetts Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)            During the period when the Prospectus is required to be delivered, the Primary Parties will comply, at their own expense, with all requirements imposed upon them by the FRB and the Division, by the FRB Regulations and Massachusetts Banking Law, as from time to time in force, and by the Nasdaq Stock Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(f)            If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it is necessary to amend or supplement the Prospectus to comply with applicable law and regulation, the Primary Parties will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance reasonably satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so the Prospectus will comply with applicable law and regulation, and the Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC, the Mid-Tier and the Bank will each furnish such information with respect to itself as the Agent may from time-to-time reasonably request.

(g)            The Company, the MHC, the Mid-Tier and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities and the Foundation Shares, to the extent applicable, for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the FRB Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the MHC, the Mid-Tier or the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the MHC, the Mid-Tier and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)            The Company authorizes the Agent and any Selected Dealer to act as agents of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(i)            The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)            During the period ending on the third anniversary of the date on which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, the Company will use its reasonable best efforts to make such annual report and quarterly consolidated summary financial information public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

(k)            During the period ending on the third anniversary of the date on which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)            The Company, the MHC, the Mid-Tier and the Bank will (i) use their best efforts to complete the conditions precedent to the Offerings and the Conversion in all material respects in accordance with the Plan, the FRB Regulations, applicable Massachusetts Banking Law and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the MHC or the Bank by the Commission, the FRB, the Division or any other regulatory authority or state securities (blue sky) authority, and to comply with those that the regulatory authority permits to be completed after the Conversion and the Offerings; and (ii) conduct the Conversion and the Offerings in the manner described in the Prospectus and in accordance with the Plan, the FRB Regulations, Massachusetts Banking Law and all other applicable material laws, regulations, decisions and orders, including in compliance in all material respects with all terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the MHC, the Mid-Tier and the Bank by the Commission, the FRB, the Division or any other regulatory or blue sky authority.

(m)            The Primary Parties will comply, at their own expense, with all requirements imposed by the Commission, the FRB, the Division and the Nasdaq Stock Market or pursuant to the applicable Securities Act Regulations, FRB Regulations and Massachusetts Banking Law as from time to time in force.

(n)            The Primary Parties will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Conversion and the Offerings.

(o)            Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the General Disclosure Package under “How We Intend to Use the Proceeds From the Offering.”

(p)            The Company will report the use of proceeds from the Offerings on its first periodic report following the Closing Time filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(q)            The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. For three years, the Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Stock Market and, once listed on the Nasdaq Stock Market, the Company will comply with all applicable listing standards required by the Nasdaq Stock Market.

(r)            The Company, the MHC, the Mid-Tier and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rules 5130 and 5131.

(s)            Other than in connection with any employee benefit plan or arrangement described in the Prospectus and the General Disclosure Package, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of any shares of Common Stock other than the Securities and the Foundation Shares for a period of 180 days following the Closing Time.

(t)            During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Sections 6 or 7 hereof, respectively, made prior to the third anniversary of the Closing Time, none of the Primary Parties shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in the Common Stock or the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance, with the exception of the intended loan to the ESOP by the Company to enable the ESOP to purchase securities in an amount up to 8.0% of the aggregate amount of Common Stock that will be issued in the Offerings (including Foundation Shares).

(u)            The Company, the MHC, the Mid-Tier and the Bank will comply with the conditions imposed by or agreed to with the FRB and the Division in connection with their respective approvals of the Holding Company Application, the FRB Application and the Massachusetts Application, including the Plan. Upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and any supplemental eligible account holders, if any, will be duly established in accordance with the requirements of the Massachusetts Banking Law and FRB Regulations.

(v)            The Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company and the Bank will take no action that may reasonably be expected to result in the possible loss of the Foundation’s tax-exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

(w)            The Company shall not deliver the Securities and the Foundation Shares until the Company and the Bank have satisfied each condition set forth in Section 5 hereof unless such condition is waived by the Agent.

(x)            The Primary Parties will furnish to the Agent as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company, which have been read by Elliott Davis, LLC, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(y)            During the period in which the Prospectus is required to be delivered, each of the Primary Parties will conduct its respective business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FRB, the Division, the FDIC and the Nasdaq Stock Market.

(z)            The Company, the MHC, the Mid-Tier and the Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

(aa)      The Company, the MHC, the Mid-Tier and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business substantially consistent with past practice, except as contemplated by the Prospectus and the General Disclosure Package.

(bb)      The Company, the MHC, the Mid-Tier and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Agent specified in Section 5 hereof.

(cc)      The Company, the MHC, the Mid-Tier and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(dd)      The Company, the MHC, the Mid-Tier and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

SECTION 4. PAYMENT OF EXPENSES. The MHC, the Mid-Tier, the Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees, and the filing fees paid by the Agent referenced below, (ii) the cost of printing and distributing the Offering materials, (iii) the costs of Blue Sky qualification (including fees and expenses of Blue Sky counsel) of the Securities in the various states, (iv) the fees and expenses incurred in connection with obtaining the listing of the Securities on the Nasdaq Stock Market, (v) all fees and disbursements of the Company’s counsel, accountants and other advisors, and (vi) the establishment and operational expenses for the Stock Information Center (e.g. postage, telephones, supplies, temporary employees, etc.). In the event the Agent incurs any such fees and expenses on behalf of the Company or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided however, that the Agent shall not incur any substantial expenses on behalf of the Company or the Bank pursuant to this section without the prior approval of the Bank.

The Primary parties jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with FINRA and (ii) all reasonable documented out-of-pocket expenses up to $125,000 incurred by the Agent in connection with its services as marketing agent, and up to $35,000 in connection with its services as records management agent as described above including, in each case without limitation, legal fees and expenses, travel, meals, lodging, postage, syndication and documentation expenses; provided, however, that the Agent shall document such expenses to the reasonable satisfaction of the Primary Parties. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Primary Parties of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS. The Primary Parties and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Primary Parties herein contained as of the date hereof and the Closing Time, to the accuracy in of the statements of the officers and directors of the MHC, Company, the Mid-Tier and the Bank made pursuant to the provisions hereof, to the performance by the Primary Parties of their obligations hereunder, and to the following further conditions:

(a)            No stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; no order suspending the Offerings or authorization for final use of the Prospectus, including any prospectus included in a post-effective amendment to the Registration Statement, shall have been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, or the FRB; and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b)            At the Closing Time, the Agent shall have received:

(1)            The favorable opinion, dated as of the Closing Time, of Luse Gorman, PC, counsel for the Primary Parties, in form and substance satisfactory to counsel for the Agent, as attached hereto as Exhibit B.

(2)            The favorable opinion, dated as of the Closing Time, of Goodwin Procter, LLP, counsel for the Agent, as to such matters as the Agent may reasonably require.

(3)            In addition to giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Luse Gorman, PC and Goodwin Procter LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial, pro forma, appraisal or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial, pro forma, appraisal or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective, as of the date of the Prospectus or at the Closing Time, or (if applicable) that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Luse Gorman, PC and Goodwin Procter LLP may rely as to matters of fact on certificates of officers and directors of the Primary Parties and certificates of public officials. Goodwin Procter LLP may also rely on the opinion of Luse Gorman, PC.

(c)            At the Closing Time referred to in Section 2 hereof, the Primary Parties shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the FRB Regulations, Massachusetts Banking Law and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Mid-Tier, the MHC or the Bank by the FRB, the Division or any other regulatory authority other than those which the FRB, the Division or any such other regulatory authority permit to be completed after the Conversion.

(d)            At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer of the MHC, the Mid-Tier, the Company and the Bank and the Chief Financial Officer of the MHC, the Mid-Tier, the Company and the Bank, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) there has been no material transaction entered into by the MHC, the Mid-Tier, the Company or the Bank from the latest date as of which the financial condition of the MHC, the Company, the Mid-Tier or the Bank, as set forth in the Registration Statement, the Prospectus and the General Disclosure Package other than transactions referred to or contemplated therein and transactions in the ordinary course of business substantially consistent with past practice, (iii) none of the Primary Parties shall have received from the FRB, the Division or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or that would materially and adversely affect the business, financial condition, results of operations or prospects of the Company, the MHC, the Mid-Tier and the Bank, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Primary Parties shall have complied with all agreements and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Knowledge of the Company, the MHC, the Mid-Tier or the Bank, threatened by the Commission, (vii) no order suspending the FRB’s approval of the Holding Company Application and the FRB Application or the transactions contemplated thereby or the Division’s approval of the Massachusetts Application or the transactions contemplated thereby has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, the MHC, the Mid-Tier or the Bank, threatened by the FRB or the Division and no person has sought to obtain regulatory or judicial review of the action of the FRB or the Division in approving the Plan in accordance with the FRB Regulations and Massachusetts Banking Law nor has any person sought to obtain regulatory or judicial review of the action of the FRB in approving the Holding Company Application and the FRB Application or the Division approving the Massachusetts Application, and (viii) no order suspending the Subscription and Community Offering, or the Syndicated Community Offering or authorization for use of the Prospectus has been issued and no proceedings for that purpose have been initiated by the FRB or the Division.

(e)            At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer of the MHC, the Mid-Tier, the Company and the Bank and the Chief Financial Officer of the MHC, the Mid-Tier, the Company and the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement, the Prospectus and the General Disclosure Package; (ii) based on each of their knowledge, the Registration Statement, the Prospectus and the General Disclosure Package do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement, the Prospectus, the Information Statement, the and the General Disclosure Package fairly present the financial condition and results of operations of the Company as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining disclosure controls and procedures; (v) they have designed such disclosure controls and procedures to ensure that material information relating to the Company, the MHC, the Mid-Tier and the Bank is made known to them; (vi) they have evaluated the effectiveness of their disclosure controls and procedures; and (vii) they have disclosed to Elliott Davis, LLC and the audit committee (A) all significant deficiencies in the design or operation of disclosure controls and procedures that are reasonably likely to adversely affect the Mid-Tier’s ability to record, process, summarize, and report financial data, and have identified for the Mid-Tier’s and the Bank’s independent registered public accounting firm any material weaknesses in disclosure controls and procedures and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s, the MHC’s, the Mid-Tier’s and the Bank’s disclosure controls and procedures.

(f)            As of the date hereof, the Agent shall have received from Elliott Davis, LLC a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the MHC, the Mid-Tier, the Company and the Bank within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the FRB Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Elliott Davis, LLC set forth in detail in such letter, nothing has come to their attention that causes them to believe that, except as set forth in such letter, (A) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial and Other Data” or under “Recent Developments” in the Prospectus and the General Disclosure Package do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited consolidated financial statements included in the Registration Statement, the Prospectus and the General Disclosure Package, (B) at a specified date not more than five (5) business days prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of the Primary Parties or any decrease in consolidated total assets, the allowance for loan losses, total deposits or total stockholders’ equity of the MHC, in each case as compared with the amounts shown in the December 31, 2022 audited consolidated statements of financial condition presented in the Registration Statement or, (C) during the period from December 31, 2022 to a specified date not more than five (5) business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in consolidated total interest and dividend income, net interest income, net interest income after provision for loan losses, income before provision for income taxes or net income of the MHC, except in all instances for increases or decreases which the Registration Statement, the Prospectus and the General Disclosure Package disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included in the Registration Statement, Prospectus and the General Disclosure Package and that are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Bank identified in such letter.

(g)            At the Closing Time, the Agent shall have received from Elliott Davis, LLC a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(h)            At the Closing Time, the Securities and the Foundation Shares shall have been approved for listing on the Nasdaq Stock Market.

(i)            At the Closing Time, the Company and the Bank shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

(j)            At the Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k)            At any time prior to the Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on any of the NYSE MKT, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

SECTION 6. INDEMNIFICATION.

(a)            The MHC, the Mid-Tier, the Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i)            from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of the Company or the Bank or otherwise as described in Section 2 hereof;

(ii)            from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, based upon or arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Information Statement, or any amendment or supplement thereto (including any post-effective amendment), (B) the omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Prospectus, or the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Information Statement or necessary to make the statements therein not misleading or (C) any omission or alleged omission from the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, or the Information Statement to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(iii)            from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the Mid-Tier, the MHC or the Bank, which consent shall not be unreasonably withheld; and

(iv)            from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, judgment, damage or expense that arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the written information furnished to the Company by the Agent expressly for use therein, provided that the MHC, the Mid-Tier, the Company and the Bank hereby acknowledge and agree that the only information that the Agent has furnished to the Company consists solely of the information set forth in the section “The Conversion and Plan of Distribution — Marketing and Distribution; Compensation” in the Prospectus. To the extent required by law, the indemnification provided for in this paragraph shall be subject to and limited by Section 23A of the Federal Reserve Act, as amended.

(b)            The Agent agrees to indemnify and hold harmless the MHC, the Mid-Tier, the Company and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the MHC, the Company, the Mid-Tier and the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, judgment, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c)            Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. If any such action shall be brought or asserted against an indemnified party and such indemnified party shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to such indemnified party that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. An indemnifying party may participate at its own expense in the defense of any such action. The indemnifying party shall not be liable for the fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from such indemnifying party’s own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything to the contrary in this Section 6, the indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which indemnity could have been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such action and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            The MHC, the Mid-Tier, the Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC, the Bank, the Mid-Tier, the Company and its security holders or the MHC’s, the Bank’s, the Mid-Tier’s or the Company’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e)            In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees, affiliates or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the MHC, the Mid-Tier, the Company, the Bank, the Agent or any of its affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the MHC, the Mid-Tier, the Company and the Bank jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

(f)            Notwithstanding any other provision set forth in this Section 6, in no event shall any payments made by the Company, the Mid-Tier, the MHC or the Bank pursuant to this Section 6 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms or is insufficient in respect of any losses, liabilities, claims, judgments, damages or expenses referred to therein, the MHC, the Mid-Tier, the Company, the Bank, and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the MHC, the Mid-Tier, the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the MHC, the Mid-Tier, the Company and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the MHC, the Mid-Tier, the Company and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the MHC, the Mid-Tier, the Company and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and its respective partners, directors, officers, employees, affiliates and agents shall have the same rights to contribution as the Agent, and each director of the MHC, each director of the Company, the Mid-Tier and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the MHC, the Mid-Tier, the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the MHC, the Company, the Mid-Tier and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the MHC, the Mid-Tier, the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9. TERMINATION OF AGREEMENT

(a)            The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the Agent’s good faith opinion, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the NYSE MKT or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Primary Parties or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the aggregate price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to December 31, 2024.

(b)            If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to 1251 Avenue of the Americas, 6 th Floor, New York, New York 10020, attention of General Counsel, with a copy to Samantha M. Kirby, Esq., Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210; notices to the MHC, the Mid-Tier, the Company and the Bank shall be directed to any of them at Needham Bank, 1063 Great Plain Avenue, Needham, MA 02492, attention of Joseph P. Campanelli, with a copy to Steven Lanter, Esq. at Luse Gorman, PC, 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015.

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Mid-Tier, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Mid-Tier, the MHC and the Bank and their respective successors and the controlling persons and the partners, officers, directors, trustees, employees, affiliates and agents referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC, the Mid-Tier and the Bank and their respective successors, and said controlling persons, partners, officers, directors and trustees and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for (i) the engagement letters dated March 20, 2023, by and among PSC, the MHC, the Mid-Tier and the Bank, relating to PSC’s service as records management agent and marketing agent in connection with the Offerings. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto. This Agreement may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument. Delivery of an executed counterpart by facsimile, pdf or other electronic means shall be equally effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13. GOVERNING LAW AND TIME. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Section headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Primary Parties on the other in accordance with its terms.

Very truly yours,

NB FINANCIAL, INC.

By:
Name: Joseph P. Campanelli
Title: Chief Executive Officer

NEEDHAM BANK

By:
Name: Joseph P. Campanelli
Title: Chief Executive Officer

NB FINANCIAL, MHC

By:
Name: Joseph P. Campanelli
Title: Chief Executive Officer

NB BANCORP, INC.

By:
Name: Joseph P. Campanelli
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

PIPER SANDLER & CO.

By:
Name:
Title: